AMERICAN PARTNERS LIFE INSURANCE COMPANY
                         APL Variable Annuity Account 1

                                POWER OF ATTORNEY


City of Minneapolis

State of Minnesota


Each of the undersigned, as a director and/or officer of American Partners Life Insurance Company (APL), on behalf of the below listed registrant previously have filed registration statements and amendments thereto pursuant to requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:


                                                 1933 Act          1940 Act
                                               Reg. Number       Reg. Number
                                               -----------       -----------
APL Variable Annuity Account 1                   33-57731          811-07247
     Privileged Assets Select Annuity (PASA)

hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Bruce
A. Kohn, Eric L. Marhoun and Timothy S. Meehan or any one of them, as his or her attorney-in-fact and agent, to sign for her in her name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.

Dated the 20th day of April, 2000.




/s/  Lorraine R. Hart__________________
     Lorraine R. Hart
     Director and Vice President, Investments


/s/  Jeffrey S. Horton_________________
     Jeffrey S. Horton
     Vice President and Treasurer


/s/  Richard W. Kling________________
     Richard W. Kling
     Director and Chairman of the Board


/s/  Paula R. Meyer___________________
     Paula R. Meyer
     Director and President

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_/s/ Stuart A. Sedlacek________________
     Stuart A. Sedlacek
     Director and Vice President



/s/  William A. Stoltzmann_____________
     William A. Stoltzmann
     Director, Vice President, General Counsel
     and Secretary



/s/  Philip C. Wentzel_________________
     Philip C. Wentzel
     Controller